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                                                                       EXHIBIT 5

[LETTERHEAD OF CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPIRO, LLP]

DIRECT DIAL NUMBER
(310) 553-3000
                               December 16, 1997



MGM Grand, Inc.
3799 Las Vegas Blvd. South
Las Vegas, NV  89109


          Re:  Registration Statement on Form S-8
               ----------------------------------


Gentlemen:

     You have requested our opinion, as counsel for MGM Grand, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 1,500,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable pursuant to the Company's 1997 Nonqualified Stock Option Plan and the 1997 Stock Incentive Plan (collectively, the "Options Plans"). The Shares are the subject of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in December 1997 (the "Registration Statement").

     In rendering our opinion herein, we have assumed the satisfaction of the following conditions: the issuance of the Shares to be issued under the Option Plans in accordance with the terms thereof; the issuance by any applicable regulatory agencies of all appropriate permits, consents, approvals, authorizations and orders relating to the issuance and sale of the Shares in their respective jurisdictions; the Registration Statement becoming effective; the offering and sale of the Shares in the manner set forth in the Option Plans and pursuant to said permits, consents, approvals, authorizations and orders; and the reservation by the Company of a sufficient number of shares of Common Stock for issuance under the Option Plans.

     Based upon the foregoing, it is our opinion that the Shares, when issued, will be legally issued, fully paid and nonassessable.
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MGM Grand, Inc.
December 16, 1997
Page 2


     The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the undersigned in the Registration Statement.




                               Very truly yours,


      /s/ CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPIRO, LLP


                       CHRISTENSEN, MILLER, FINK, JACOBS
                          GLASER, WEIL & SHAPIRO, LLP